UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 20, 2005

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this report is also responsive to Item 1.01 hereof and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 20, 2005, TETRA Technologies, Inc.'s Executive Vice President and Chief Operating Officer (principal operating officer), Paul D. Coombs, has been named Executive Vice President of Strategic Initiatives, and that Stuart M. Brightman has assumed the role of Executive Vice President and Chief Operating Officer (principal operating officer).

Stuart M. Brightman, 48, served as President of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April, 2004. Dresser Flow Control, which manufactures and sells valves, actuators and other equipment and provides related technology and services for the oil and gas industry, had revenues in excess of $400 million in 2004. From November 1998 to April 2002, Mr. Brightman was President of the Americas Operation of the Dresser Valve Division of Dresser, Inc., which also provided products and services to the oil and gas industry. Mr. Brightman served in other capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Mr. Brightman received his B.S. degree from the University of Pennsylvania and his M.B.A. degree from the Wharton School of Business.

Mr. Brightman’s annual salary is $300,000. There is no written employment contract between Mr. Brightman and TETRA which guarantees Mr. Brightman’s term of employment, salary or other incentives, all of which are entirely at the discretion of the Board of Directors. Mr. Brightman entered into an agreement dated April 20, 2005, which is substantially identical to the form of agreement executed by all employees of TETRA, and which evidences the at-will employment of all such employees. As an inducement to Mr. Brightman’s employment, Mr. Brightman was awarded, effective April 20, 2005, an option for 80,000 shares (with a maximum term of 10 years) at an exercise price of $27.23 and which is evidenced by a Nonqualified Stock Option Agreement dated April 20, 2005, a copy of which is attached hereto. The option was 50% vested on the date of grant, and will vest an additional 25% of the award on the first and second anniversaries of the grant date. Mr. Brightman is eligible to participate in TETRA’s incentive programs generally available to its executive officers and TETRA’s broad-based benefit programs generally available to its salaried employees, including health, life, disability and other insurance and benefits, 401(k) Plan, and vacation, paid sick leave and other employee benefits.

Other than the agreement described above, there is no arrangement or understanding between Mr. Brightman and any other person pursuant to which he was selected as an officer. Mr. Brightman has no family relationship to any other executive officer or director of TETRA.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Nonqualified Stock Option Agreement between TETRA Technologies, Inc. and Stuart Brightman, dated as of April 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: April 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Nonqualified Stock Option Agreement between TETRA Technologies, Inc. and Stuart Brightman, dated as of April 20, 2005.